Exhibit 10.2

AMENDED AND RESTATED WELLSFORD REAL PROPERTIES, INC.
1998 MANAGEMENT INCENTIVE PLAN

RECITALS

WHEREAS, Wellsford Real Properties, Inc., a Maryland corporation (the “Company”), has adopted the Wellsford Real Properties, Inc. 1998 Management Incentive Plan (the “Plan”);

WHEREAS, the Plan has been adopted to encourage high levels of performance by those individuals who are key to the success of the Company, to attract new individuals who are highly motivated and who will contribute to the success of the Company and to encourage such individuals to remain as directors and/or employees of the Company and its subsidiaries by increasing their proprietary interest in the Company’s growth and success;

WHEREAS, the Plan authorizes the granting of incentive awards through grants of stock options, grants of stock appreciation rights, grants of Stock Purchase Awards (hereinafter defined), and grants of Restricted Stock Awards (hereinafter defined) to those individuals whose judgment, initiative and efforts are responsible for the success of the Company;

WHEREAS, the Company reserved the right to amend the Plan pursuant to Article 9.8 thereof; and

WHEREAS, the Company desires to amend and restate the Plan in certain respects including to permit the awarding of Restricted Stock Units (hereinafter defined).

NOW, THEREFORE, the Company hereby amends and restates the Plan (the Plan as hereinafter amended, the “Amended Plan”) to read as follows:

ARTICLE 1.

Purpose of the Plan

1.1.  Purpose.  The purpose of the Amended Plan is to assist the Company in attracting and retaining selected individuals to serve as Directors (as hereinafter defined), officers and employees of the Company or any of its subsidiaries or affiliates who will contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all shareholders of the Company through the additional incentive inherent in the ownership of the Company’s Common Stock (the “Shares”). Stock options granted under the Amended Plan (“Options”) will be either “incentive stock options,” intended to qualify as such under the provisions of section 422 of the Internal Revenue Code of 1986, as from time to time amended (the “Code”), or “nonqualified stock options.” For purposes of the Amended Plan, the term “subsidiary” shall mean “subsidiary corporation,” as such term is defined in section 424(f) of the Code, and “affiliate” shall have the meaning set forth in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of the Amended Plan, the term “Award” shall include a grant of an Option, stock appreciation rights, a Stock Purchase Award, a Restricted Stock Award, a Restricted Stock Unit, or any other award made under the terms of the Amended Plan.

ARTICLE 2.

Shares Subject to Awards

2.1.  Number of Shares.  Subject to the adjustment provisions of Section 9.9 of the Plan, the aggregate number of Shares originally authorized for Awards under the Plan was up to 2,000,000 Shares (the “Share Limitation”). Pursuant to Section 9.9 of the Plan, the Share Limitation was adjusted to take into account the reverse stock split that occurred on June 9, 2000, and the payment of a liquidating distribution that was made on December 14, 2005. The Share Limitation shall hereafter continue to be subject to further adjustment pursuant to the provision of Section 10.9 hereof. No Options to purchase fractional Shares shall be granted or issued under the Amended Plan. For purposes of this Section 2.1, the Shares that shall be counted toward such limitation shall include all Shares:

(1)	issued or issuable pursuant to Options that have been or may be exercised;

(2)	issued or issuable pursuant to Stock Purchase Awards;

(3)	issued as, or subject to issuance as a Restricted Stock Award; and

(4)	issued as, or subject to issuance as a Restricted Stock Unit.

2.2.  Shares Subject to Terminated Awards.  The Shares covered by any unexercised portions of terminated Options granted under Articles 4 and 6, Shares forfeited as provided in Section 8.2(a) and Shares subject to any Awards which are otherwise surrendered by the Participant without receiving any payment or other benefit with respect thereto may again be subject to new Awards under the Amended Plan. In the event the purchase price of an Option is paid in whole or in part through the delivery of Shares, the number of Shares issuable in connection with the exercise of the Option shall not again be available for the grant of Awards under the Amended Plan. Shares subject to Options, or portions thereof, which have been surrendered in connection with the exercise of share appreciation rights shall not again be available for the grant of Awards under the Amended Plan.

2.3.  Character of Shares.  Shares delivered under the Amended Plan may be authorized and unissued Shares or Shares acquired by the Company, or both.

2.4.  Limitations on Grants to Individual Participant.  Subject to the adjustment provisions of Section 10.9 hereof, the maximum number of Shares with respect to all Awards that may be granted under the Plan to any employee during any fiscal year is 500,000 Shares (the “Grant Limitation”). If an Award is canceled, the Shares with respect to such canceled Award, shall continue to be counted toward the Grant Limitation for the year granted. An Option (or a stock appreciation right) that is repriced during any fiscal year is treated as the cancellation of the Option (or stock appreciation right) and a grant of a new Option (or stock appreciation right) for purposes of the Grant Limitation for that fiscal year.

ARTICLE 3.

Eligibility and Administration

3.1.  Awards to Employees and Directors.  (a) Participants who receive Options under Articles 4 and 6 hereof (including stock appreciation rights under Article 5) (“Optionees”), Stock Purchase Awards under Article 7, Restricted Stock Awards under Article 8, or Restricted Stock Units under Article 9 (in either case, a “Participant”) shall consist of such key employees and Directors (hereinafter defined) of the Company or any of its subsidiaries or affiliates as the Committee (hereinafter defined) shall select from time to time. The Committee’s designation of an Optionee or Participant in any year shall not require the Committee (hereinafter defined) to designate such person to receive Awards or grants in any other year. The designation of an Optionee or Participant to receive Awards or grants under one portion of the Amended Plan shall not require the Committee (hereinafter defined) to include such Optionee or Participant under other portions of the Amended Plan.

(b) No Option which is intended to qualify as an “incentive stock option” may be granted to any employee or Director (hereinafter defined) who, at the time of such grant, owns, directly or indirectly (within the meaning of sections 422(b)(6) and 424(d) of the Code), shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any of its subsidiaries or affiliates, unless at the time of such grant, (i) the option price is fixed at not less than 110% of the Closing Price (as defined below) of the Shares subject to such Option, determined on the date of the grant, and (ii) the exercise of such Option is prohibited by its terms after the expiration of five (5) years from the date such Option is granted.

3.2.  Administration.  (a) The Amended Plan shall be administered by the compensation committee of the board of directors of the Company (such compensation committee, the “Committee”, and such board of directors, the “Board”), provided, however, unless otherwise determined by the directors of the Company (the directors of the Company being herein referred to as the “Directors”), each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act and an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code and the regulations thereunder. In no event shall the Committee consist of fewer than two Directors. The Directors may remove from, add members to, or fill vacancies in the Committee.

Any Award to a member of the Committee shall be on terms consistent with Awards made to other non-employee Directors who are not members of the Committee, except where the Award is approved or ratified by the Board (excluding persons who are also members of the Committee).

(b) The Committee is authorized, subject to the provisions of the Amended Plan, to establish such rules and regulations as it may deem appropriate for the conduct of meetings and proper administration of the Amended Plan. All actions of the Committee shall be taken by majority vote of its members. The Committee is also authorized, subject to any limitations of the Amended Plan, to make provisions in various Awards pertaining to a “change of control” of the Company and to amend or modify existing Awards.

(c) Subject to the provisions of the Amended Plan, the Committee shall have authority, in its sole discretion, to interpret the provisions of the Amended Plan and, subject to the requirements of applicable law, including Rule 16b-3 of the Exchange Act, to prescribe, amend, and rescind rules and regulations relating to it as it may deem necessary or advisable. All decisions made by the Committee pursuant to the provisions of the Amended Plan shall be final, conclusive and binding on all persons, including the Company, its shareholders, Directors and employees, and Amended Plan participants.

ARTICLE 4.

Options

4.1.  Grant of Options.  The Committee shall determine, within the limitations of the Amended Plan, the Directors and employees of the Company and its subsidiaries and affiliates to whom Options are to be granted under the Amended Plan, the number of Shares that may be purchased under each such Option and the option price, and shall designate such Options at the time of the grant as either “incentive stock options” or “nonqualified stock options;” provided, however, that Options granted to employees of an affiliate (that is not also a subsidiary) or to non-employees of the Company may only be “nonqualified stock options.”

All Options granted pursuant to this Article 4 and Article 6 herein shall be authorized by the Committee and shall be evidenced in writing by stock option agreements (“Stock Option Agreements”) in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Amended Plan, and, with respect to any Stock Option Agreement granting Options which are intended to qualify as “incentive stock options,” are not inconsistent with Section 422 of the Code. Granting of an Option pursuant to the Amended Plan shall impose no obligation on the recipient to exercise such option. Any individual who is granted an Option pursuant to this Article 4 and Article 6 herein may hold more than one Option granted pursuant to such Articles at the same time and may hold both “incentive stock options” and “nonqualified stock options” at the same time. To the extent that any Option does not qualify as an “incentive stock option” (whether because of its provisions, the time or manner of its exercise or otherwise) such Option or the portion thereof which does not so qualify shall constitute a separate “nonqualified stock option.”

4.2.  Option Price.

(a) Subject to Section 3.1(b), the option price per each Share purchasable under any “incentive stock option” granted pursuant to this Article 4 and any “nonqualified stock option” granted pursuant to Article 6 herein shall not be less than 100% of the closing market price of such Share on the date of the grant of such Option or, if the market was closed on the date in question, then the closing price on the next trading day immediately following the day in question (such closing market price of a Share on the date of grant or, if applicable, the next trading day, the “Closing Price”). If the Shares are traded on more than one market or exchange, then the Closing Price shall be determined by reference to the primary market or exchange where the Shares trade.

(b) The option price per share of each Share purchasable under any “nonqualified stock option” granted pursuant to this Article 4 shall be not less than 100% of the closing market price on the date of such grant unless the Committee determines at the time of grant that a lesser price shall be used.

4.3.  Other Provisions.  Options granted pursuant to this Article 4 shall be made in accordance with the terms and provision of Article 10 hereof and any other applicable terms and provisions of the Amended Plan.

ARTICLE 5.

Stock Appreciation Rights

5.1.  Grant and Exercise.  Stock appreciation rights may be granted in conjunction with all or part of any Option granted under the Amended Plan provided such rights are granted at the time of the grant of such Option. A “stock appreciation right” is a right to receive cash or Shares, as provided in this Article 5, in lieu of the purchase of a Share under a related Option. A share appreciation right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, and a stock appreciation right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until, and then only to the extent that, the exercise or termination of the related Option exceeds the number of Shares not covered by the share appreciation right. A stock appreciation right may be exercised by the holder thereof (the “Holder”), in accordance with Section 5.2 of this Article 5, by giving written notice thereof to the Company and surrendering the applicable portion of the related Option. Upon giving such notice and surrender, the Holder shall be entitled to receive an amount determined in the manner prescribed in Section 5.2 of this Article 5. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related share appreciation rights have been exercised

5.2.  Terms and Conditions.  Stock appreciation rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Amended Plan, as shall be determined from time to time by the Committee, including the following:

(a) Stock appreciation rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of the Amended Plan.

(b) Upon the exercise of a stock appreciation right, a Holder shall be entitled to receive up to, but no more than, an amount in cash or whole Shares equal to the excess of the then Fair Market Value of one Share over the option price per Share specified in the related Option multiplied by the number of Shares in respect of which the share appreciation right shall have been exercised. The Holder shall specify in his written notice of exercise, whether payment shall be made in cash or in whole Shares. Each share appreciation right may be exercised only at the time and so long as a related Option, if any, would be exercisable or as otherwise permitted by applicable law.

(c) Upon the exercise of a stock appreciation right, the Option or part thereof to which such share appreciation right is related shall be deemed to have been exercised for the purpose of the limitation of the number of Shares to be issued under the Amended Plan, as set forth in Section 2.1 of the Amended Plan.

(d) With respect to stock appreciation rights granted in connection with an Option that is intended to be an “incentive stock option,” the following shall apply:

(i) No stock appreciation right shall be transferable by a Holder otherwise than by will or by the laws of descent and distribution, and stock appreciation rights shall be exercisable, during the Holder’s lifetime, only by the Holder.

(ii) Stock appreciation rights granted in connection with an Option may be exercised only when the Fair Market Value of the Shares subject to the Option exceeds the option price at which Shares can be acquired pursuant to the Option.

ARTICLE 6.

Reload Options

6.1.  Authorization of Reload Options.  Concurrently with the award of any Option (such Option hereinafter referred to as the “Underlying Option”) to any participant in the Amended Plan, the Committee may grant one or more reload options (each, a “Reload Option”) to such participant to purchase for cash or Shares a number of Shares as specified below. A Reload Option shall be exercisable for an amount of Shares equal to (i) the number of Shares delivered by the Optionee to the Company to exercise the Underlying Option, and (ii) to the extent authorized by the Committee, the number of Shares used to satisfy any tax withholding requirement incident to the exercise of the Underlying Option, subject to the availability of Shares under the Amended Plan at the time of such exercise. Any Reload Option may provide for the grant, when exercised, of subsequent Reload Options to the extent and upon such terms and conditions consistent with this Article 6, as the Committee in its sole discretion shall specify at or after the time of grant of such Reload Option. The grant of a Reload Option will become effective upon the exercise of an Underlying Option or Reload Option by delivering to the Company Shares in payment of the exercise price and/or tax withholding obligations. Notwithstanding the fact that the Underlying Option may be an “incentive stock option,” a Reload Option is not intended to qualify as an “incentive stock option” under Section 422 of the Code.

6.2.  Reload Option Amendment.  Each Share Option Agreement shall state whether the Committee has authorized Reload Options with respect to the Underlying Option. Upon the exercise of an Underlying Option or other Reload Option, the Reload Option will be evidenced by an amendment to the underlying Share Option Agreement.

6.3.  Reload Option Price.  The option price per Share deliverable upon the exercise of a Reload Option shall be the Closing Price of a Share on the date the grant of the Reload Option becomes effective.

6.4.  Term and Exercise.  Each Reload Option is fully exercisable immediately upon its grant. The term of each Reload Option shall be equal to the remaining option term of the Underlying Option.

6.5.  Termination of Employment.  No additional Reload Options shall be granted to Optionees when Options and/or Reload Options are exercised pursuant to the terms of this Amended Plan following termination of the Optionee’s employment unless the Committee, in its sole discretion, shall determine otherwise.

6.6.  Applicability of Other Sections.  Except as otherwise provided in this Article 6, the provisions of Article 10 applicable to Options shall apply equally to Reload Options.

ARTICLE 7.

Stock Purchase Awards

7.1.  Grant of Stock Purchase Award.  The term “Stock Purchase Award” means the right to purchase Shares of the Company and to pay for such Shares through a loan made by the Company to the Participant (a “Purchase Loan”) as set forth in this Article 7.

7.2.  Terms of Purchase Loans.

(a) Purchase Loan.  Each Purchase Loan shall be evidenced by a promissory note. The term of the Purchase Loan shall be for a period of years, as determined by the Committee, and the proceeds of the Purchase Loan shall be used exclusively by the Participant for purchase of Shares from the Company at a purchase price equal to the Fair Market Value on the date of the Stock Purchase Award.

(b) Interest on Purchase Loan.  A Purchase Loan shall be non-interest bearing or shall bear interest at whatever rate the Committee shall determine (but not in excess of the maximum rate permissible under applicable law), payable in a manner and at such times as the Committee shall determine. Those terms and provisions as the Committee shall determine shall be incorporated into the promissory note evidencing the Purchase Loan.

(c) Forgiveness of Purchase Loan.  Subject to Section 7.4 hereof, the Company may forgive the repayment of up to 100% of the principal amount of the Purchase Loan, subject to such terms and conditions as the Committee shall determine and set forth in the promissory note evidencing the Purchase Loan. A Participant’s Purchase Loan can be prepaid at any time, and from time to time, without penalty.

7.3.  Security for Loans.

(a) Stock Power and Pledge.  Purchase Loans granted to Participants shall be secured by a pledge of the Shares acquired pursuant to the Stock Purchase Award. Such pledge shall be evidenced by a pledge agreement (the “Pledge Agreement”) containing such terms and conditions as the Committee shall determine. The share certificates for the Shares purchased by a Participant pursuant to a Stock Purchase Award shall be issued in the Participant’s name, but shall be held by the Company as security for repayment of the Participant’s Purchase Loan together with a stock power executed in blank by the Participant (the execution and delivery of which by the Participant shall be a condition to the issuance of the Stock Purchase Award). The Participant shall be entitled to exercise all rights applicable to such Shares, including, but not limited to, the right to vote such Shares and the right to receive dividends and other distributions made with respect to such Shares. When the Purchase Loan and any accrued but unpaid interest thereon has been repaid or otherwise satisfied in full, the Company shall deliver to the Participant the share certificates for the Shares purchased by a Participant under the Stock Purchase Award. Purchase Loans shall be recourse or non-recourse with respect to a Participant, as determined by the Committee.

(b) Release and Delivery of Stock Certificates During the Term of the Purchase Loan.  The Company shall release and deliver to each Participant certificates for Shares purchased by a Participant pursuant to a Stock Purchase Award, in such amounts and on such terms and conditions as the Committee shall determine, which shall be set forth in the Pledge Agreement.

(c) Release and Delivery of Stock Certificates Upon Repayment of the Purchase Loan.  The Company shall release and deliver to each Participant certificates for the Shares purchased by the Participant under the Stock Purchase Award and then held by the Company, provided the Participant has paid or otherwise satisfied in full the balance of the Purchase Loan and any accrued but unpaid interest thereon. In the event the balance of the Purchase Loan is not repaid, forgiven or otherwise satisfied within ninety (90) days after (i) the date repayment of the Purchase Loan is due (whether in accordance with its term, by reason of acceleration or otherwise), or (ii) such longer time as the Committee, in its discretion, shall provide for repayment or satisfaction, the Company shall retain those Shares then held by the Company in accordance with the Pledge Agreement.

(d) Recourse Purchase Loans.  Notwithstanding Sections 7.3(a), (b) and (c) above, in the case of a recourse Purchase Loan, the Committee may make a Purchase Loan on such terms as it determines, including without limitation, not requiring a pledge of the acquired Shares.

7.4.  Termination of Employment.

(a) Termination of Employment by Death, Disability or by the Company Without Cause; Change of Control.  In the event of a Participant’s termination of employment by reason of death, “disability” or by the Company without “cause”, or in the event of a “change of control”, the Committee shall have the right (but shall not be required) to forgive the remaining unpaid amount (principal and interest) of the Purchase Loan in whole or in part as of the date of such occurrence. “Change of Control”, “disability” and “cause” shall have the respective meanings as set forth in the promissory note evidencing the Purchase Loan.

(b) Termination of Employment.  Subject to Section 7.4(a) above, in the event of a Participant’s termination of employment for any reason, the Participant shall repay to the Company the entire balance of the Purchase Loan and any accrued but unpaid interest thereon, which amounts shall become immediately due and payable, provided, however, that if the Participant voluntarily resigns as an employee in good standing, such amounts will become due and payable on the ninetieth (90th) day after the effective date of such resignation.

7.5.  Restrictions on Transfer.  No Stock Purchase Award or Shares purchased through such an Award and pledged to the Company as collateral security for the Participant’s Purchase Loan (and accrued by unpaid interest thereon) may be otherwise pledged, sold, assigned or transferred (other than by will or by the laws of descent and distribution).

ARTICLE 8.

Restricted Stock Awards

8.1.  Restricted Stock Awards.  (a) A grant of Shares made pursuant to this Article 8 is referred to as a “Restricted Stock Award.” The Committee may grant to any Participant an amount of Shares in such manner, and subject to such terms and conditions relating to vesting, forfeitability and restrictions on delivery and transfer (whether based on performance standards, periods of service or otherwise) as the Committee shall establish (such Shares, “Restricted Shares”). The terms of any Restricted Stock Award granted under this Amended Plan shall be set forth in a written agreement (a “Restricted Stock Agreement”) which shall contain provisions determined by the Committee and not inconsistent with this Amended Plan. The provisions of Restricted Stock Awards need not be the same for each Participant receiving such Awards.

(b) Issuance of Restricted Shares.  As soon as practicable after the date of grant of a Restricted Stock Award by the Committee, the Company shall cause to be transferred on the books of the Company, Shares registered in the name of the Company, as nominee for the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company retroactive to the date of grant, if a Restricted Stock Agreement delivered to the Participant by the Company with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All Restricted Shares covered by Awards under this Article 8 shall be subject to the restrictions, terms and conditions contained in the Amended Plan and the Restricted Stock Agreement entered into by and between the Company and the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares shall be held in custody by the Company or its designee.

(c) Shareholder Rights.  Beginning on the date of grant of the Restricted Stock Award and subject to execution of the Restricted Stock Agreement as provided in Sections 8.1(a) and (b), the Participant shall become a shareholder of the Company with respect to all Shares subject to the Restricted Stock Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however, that any Shares distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Shares and shall be represented by book entry and held as prescribed in Section 8.1(b).

(d) Restriction on Transferability.  None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution), pledged or sold prior to lapse or release of the restrictions applicable thereto.

(e) Delivery of Shares Upon Release of Restrictions.  Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 11.1, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s beneficiary, one or more stock certificates for the appropriate number of Shares, free of all such restrictions, except for any restrictions that may be imposed by law.

8.2.  Terms of Restricted Shares.

(a) Forfeiture of Restricted Shares.  Subject to Section 8.2(b), all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Restricted Stock Agreement. The Committee in its sole discretion, shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Stock Award.

(b) Waiver of Forfeiture Period.  Notwithstanding anything contained in this Article 8 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Restricted Stock Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

ARTICLE 9

Restricted Stock Units

9.1.  Award of Restricted Stock Units.  Subject to the terms of this Article 9, a “Restricted Stock Unit” entitles a Participant to receive cash or one Share for each Restricted Stock Unit at the end of the period to which the Award relates (“Restricted Period”) to the extent provided by the Award. The Committee may Award to any Participant an amount of Restricted Stock Units in such manner, and subject to such terms and conditions relating to vesting, forfeitability, restrictions on delivery and transfer (whether based on performance standards, periods of service or otherwise), and such other provisions as the Committee shall establish. The terms of an Award of a Restricted Stock Unit under this Amended Plan shall be set forth in a written agreement (a “Restricted Stock Unit Agreement”) which shall contain the Restricted Period(s), the number of Restricted Stock Units granted, and such other provisions determined by the Committee and not inconsistent with this Amended Plan. The provisions of Restricted Stock Units need not be the same for each Participant receiving such Awards.

9.2  Termination of Employment.  Except to the extent the Committee specifies otherwise, any Restricted Stock Unit which is not earned and vested by the end of a Restricted Period shall be forfeited. If a Participant’s date of termination occurs prior to the end of a Restricted Period, the Committee, in its sole discretion, may determine that the Participant will be entitled to settlement of all or any portion of the Restricted Stock Units as to which he or she would otherwise be eligible, and may accelerate the determination of the value and settlement of such Restricted Stock Units or make such other adjustments as the Committee, in its sole discretion, deems desirable. With respect to any settlement contemplated by the foregoing sentence, such settlement shall be made in a manner that complies with the requirements of Section 409A of the Code (unless otherwise agreed to by the Committee and the Participant).

9.3  Restricted Stock Units.  Except to the extent this Amended Plan or the Committee specifies otherwise, Restricted Stock Units represent an unfunded and unsecured obligation of the Company. During any period in which Restricted Stock Units are outstanding and have not been settled in Shares, the Participant shall not have the rights of a stockholder, but, in the discretion of the Committee, may be granted the right to receive a payment from the Company in lieu of a dividend as set forth in the Restricted Stock Unit Agreement in an amount equal to any cash dividends that might be paid during the Restricted Period. With respect to any grant contemplated by the foregoing sentence, no such grant shall be made to a Participant unless it complies with the requirements of Section 409A of the Code (unless otherwise agreed to by the Committee and the Participant). Until a Restricted Stock Unit is settled, the number of Shares represented by a Restricted Stock Unit shall be subject to adjustment pursuant to Section 10.9.

ARTICLE 10

Generally Applicable Provisions

10.1  Option Period.  Subject to Section 3.1(b), the period for which an Option is exercisable shall not exceed ten (10) years from the date such Option is granted, provided, however, in the case of an Option that is not intended to be an “incentive stock option,” the Committee may prescribe a period in excess of ten years. After the Option is granted, the option period may not be reduced.

10.2  Fair Market Value.  If the Shares are listed or admitted to trading on a securities exchange registered under the Exchange Act, the “Fair Market Value” of a Share as of a specified date shall mean the average of the high and low price of the shares for the day immediately preceding the date as of which Fair Market Value is being determined (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) reported on the principal securities exchange on which the Shares are listed or admitted to trading. If the Shares are not listed or admitted to trading on any such exchange but are traded in the over-the-counter market or are traded on any similar system then in use, the Fair Market Value of a Share shall be the average of the high and low sales price for the day immediately preceding the date as of which the Fair Market Value is being determined (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) reported on such system. If the Shares are not listed or admitted to trading on any such exchange and are not traded in the over-the-counter market or traded on any similar system then in use, but are quoted on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, the Fair Market Value of a Share shall be the average of the closing high bid and low asked quotations on such system for the Shares on the date in question. If the Shares are not publicly traded, Fair Market Value shall be determined by the Committee in its sole discretion using appropriate criteria. An Option shall be considered granted on the date the Committee acts to grant the Option or such later date as the Committee shall specify.

10.3  Exercise of Options.  Options granted under the Amended Plan shall be exercised by the Optionee thereof (or by his or her executors, administrators, guardian or legal representative, or by a Permitted Assignee, as provided in Sections 10.6 and 10.7 hereof) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Full payment of such purchase price shall be made within five (5) business days following the date of exercise and shall be made (i) in cash or by certified check or bank check, (ii) with the consent of the Committee, by delivery of a promissory note in favor of the Company upon such terms and conditions as determined by the Committee, (iii) with the consent of Committee, by tendering previously acquired Shares (valued at its Fair Market Value, as determined by the Committee as of the date of tender), or (iv) with the consent of the Committee, any combination of (i), (ii) and (iii). In connection with a tender of previously acquired Shares pursuant to clause (iii) above, the Committee, in its sole discretion, may permit the Optionee to constructively exchange Shares already owned by the Optionee in lieu of actually tendering such Shares to the Company, provided that adequate documentation concerning the ownership of the Shares to be constructively tendered is furnished in form satisfactory to the Committee. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Amended Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. The Company shall effect the transfer of Shares purchased pursuant to an Option as soon as practicable, and, within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. No person exercising an Option shall have any of the rights of a holder of Shares subject to an Option until certificates for such Shares shall have been issued following the exercise of such Option. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance. To the extent permitted in a Stock Option Agreement in effect prior to the adoption of the Amended Plan or pursuant to a stock appreciation right an Optionee may receive a net cash payment (in cancellation of the Option or stock appreciation right), subject to the terms and conditions set forth in such Stock Option Agreement or stock appreciation right.

10.4  Transferability.  No Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code shall be assignable or transferable by the Optionee, other than by will or the laws of descent and distribution, and such Option may be exercised during the life of the Optionee only by the Optionee or his guardian or legal representative. “Nonqualified stock options” and any stock appreciation rights granted in tandem therewith are transferable (together and not separately) by the Optionee or Holder, as the case may be, to any one or more of the following persons (each, a “Permitted Assignee”): (i) the spouse, parent, issue, spouse of issue, or issue of spouse (“issue” shall include all descendants whether natural or adopted) of such Optionee or Holder, as the case may be; (ii) a trust for the benefit of one or more of those persons described in clause (i) above or for the benefit of such Optionee or Holder, as the case may be, or for the benefit of any such persons and such Optionee or Holder, as the case may be; or (iii) an entity in which the Optionee or Holder or any Permitted Assignee thereof is a beneficial owner; provided, however, that such Permitted Assignee shall be bound by all of the terms and conditions of this Amended Plan and shall execute an agreement satisfactory to the Company evidencing such obligation; provided further, however that any transfer by an Optionee or Holder who is not then a Director of the Company to any Permitted Assignee shall be subject to the prior consent of the Committee; and provided further, however, that such Optionee or Holder shall remain bound by the terms and conditions of this Amended Plan. The Company shall cooperate with an Optionee’s Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted pursuant to this Section 10.4.

10.5  Termination of Employment.  In the event of the termination of employment of an Optionee or the separation from service of a Director (who is an Optionee) for any reason (other than death or disability as provided below), any Option(s) held by such Optionee (or its Permitted Assignee) under this Amended Plan and not previously exercised or expired shall be deemed canceled and terminated on the day of such termination or separation, unless the Committee decides, in its sole discretion, to extend the term of the Option for a period not to exceed three months after the date of such termination or separation, provided, however, that in no instance may the term of the Option, as so extended, exceed the maximum term set forth in Section 3.1(b)(ii) or 10.1 above. Notwithstanding the foregoing, in the event of the separation from service of a non-employee Director (who is an Optionee) by reason of death, disability or under conditions satisfactory to both the Director and the Company, any nonqualified stock options held by such Director (or its Permitted Assignee) under the Amended Plan and not previously exercised or expired shall be exercisable for a period not to exceed five (5) years after the date of such separation, provided, however, that in no instance may the term of the Option, as so extended, exceed the maximum term set forth in Sections 3.1(b)(ii) or 10.1 above.

10.6  Death.  In the event an Optionee (other than a non-employee Director) dies while employed by the Company or any of its subsidiaries or affiliates any Option(s) held by such Optionee (or its Permitted Assignee) and not previously expired or exercised shall, to the extent exercisable on the date of death, be exercisable by the estate of such Optionee or by any person who acquired such Option by bequest or inheritance, or by the Permitted Assignee at any time within one year after the death of the Optionee, unless earlier terminated pursuant to its terms, provided, however, that if the term of such Option would expire by its terms within six months after the Optionee’s death, the term of such Option shall be extended until six months after the Optionee’s death, provided further, however, that in no instance may the term of the Option, as so extended, exceed the maximum term set forth in Section 3.1(b)(ii) or 10.1 above.

10.7  Disability.  In the event of the termination of employment of an Optionee (other than a non-employee Director) due to total disability, the Optionee, or his guardian or legal representative, or a Permitted Assignee shall have the unqualified right to exercise any Option(s) which have not been previously exercised or expired and which the Optionee was eligible to exercise as of the first date of total disability (as determined by the Committee), at any time within one (1) year after such termination, unless earlier terminated pursuant to its terms; provided, however, that if the term of such Option would expire by its terms within six months after such termination, the term of such Option shall be extended until six months after such termination; provided further, however, that in no instance may the term of the Option, as so extended, exceed the maximum term set forth in Section 3.1(b)(ii) or 10.1 above. The term “total disability” shall, for purposes of this Amended Plan, be defined in the same manner as such term is defined in Section 22(e)(3) of the Code.

10.8  Amendment and Modification of the Amended Plan.  The Committee may, from time to time, alter, amend, suspend or terminate the Amended Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law or any rule of any stock exchange or quotation system on which Shares are listed or quoted; provided that such Committee may not amend the Amended Plan, without the approval of the Company’s shareholders, to increase the number of Shares that may be the subject of Options under the Amended Plan (except for adjustments pursuant to Section 10.9 hereof). In addition, no amendments to, or termination of, the Amended Plan shall in any way impair the rights of an Optionee or a Participant (or a Permitted Assignee thereof) under any Award previously granted without such Optionee’s or Participant’s consent.

10.9  Adjustments.  In the event that the Committee shall determine that any dividend, or other similar distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event affects the Shares with respect to which Awards have been or may be issued under the Amended Plan, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended Plan, then the Committee shall, in such manner as the Committee deems equitable, adjust any or all of (i) the number and type of Shares that thereafter may be made the subject of Awards, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of any outstanding Award; provided, in each case, that with respect to “incentive stock options,” no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422(b) of the Code or any successor provision (unless otherwise agreed by the Committee and the holder of such option); and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number. In the event of any reorganization, merger, consolidation, split-up, spin-off, or other business combination involving the Company (collectively, a “Reorganization”), the Committee or the Board may cause any Award outstanding as of the effective date of the Reorganization to be canceled in consideration of a cash payment or alternate Award made to the holder of such canceled Award equal in value to the fair market value of such canceled Award. The determination of fair market value shall be made by the Committee or the Board, as the case may be, in their sole discretion. With respect to each adjustment contemplated by this Section 10.9, no such adjustment shall be authorized to the extent that such adjustment would cause an Award to violate the provisions of Section 409A of the Code (unless otherwise agreed by the Committee and the holder of such Award).

ARTICLE 11

Miscellaneous

11.1  Tax Withholding.  All payments or distributions made pursuant to the Amended Plan to an Optionee or Participant (or a Permitted Assignee thereof) shall be net of any applicable federal, state and local withholding taxes arising as a result of the grant of any Award, exercise of an Option or stock appreciation rights or any other event occurring pursuant to this Amended Plan. The Company shall have the right to withhold from such Optionee or Participant (or a Permitted Assignee thereof) such withholding taxes as may be required by law, or to otherwise require the Optionee or Participant (or a Permitted Assignee thereof) to pay such withholding taxes. If the Optionee or Participant (or a Permitted Assignee thereof) shall fail to make such tax payments as are required, the Company or its subsidiaries or affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Optionee or Participant or to take such other action as may be necessary to satisfy such withholding obligations. In satisfaction of the requirement to pay withholding taxes, the Optionee or Participant (or Permitted Assignee) may make a written election (the “Tax Election”), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares then issuable to the Optionee or Participant (or Permitted Assignee) pursuant to the Amended Plan, having an aggregate Fair Market Value equal to the withholding taxes.

11.2  Right of Discharge Reserved.  Nothing in the Amended Plan nor the grant of an Award hereunder shall confer upon any employee, Director or other individual the right to continue in the employment or service of the Company or any subsidiary or affiliate of the Company or affect any right that the Company or any subsidiary or affiliate of the Company may have to terminate the employment or service of (or to demote or to exclude from future Options under the Amended Plan) any such employee, Director or other individual at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship even if the termination is in violation of an obligation of the Company or any subsidiary or affiliate of the Company to the employee or Director.

11.3  Nature of Payments.  All Awards made pursuant to the Amended Plan are in consideration of services performed for the Company or any subsidiary or affiliate of the Company. Any income or gain realized pursuant to Awards under the Amended Plan and any share appreciation rights constitutes a special incentive payment to the Optionee, Participant or Holder and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any subsidiary or affiliate of the Company except as may be determined by the Committee or by the Directors or directors of the applicable subsidiary or affiliate of the Company.

11.4  Severability.  If any provision of the Amended Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity or unenforceability shall not affect any other provision of the Amended Plan or part thereof, each of which remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Amended Plan shall be held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Amended Plan, and if the making of any payment in full or the provision of any other benefit required under the Amended Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Amended Plan.

11.4  Gender and Number.  In order to shorten and to improve the understandability of the Amended Plan document by eliminating the repeated usage of such phrases as “his or her” and any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural except when otherwise indicated by the context.

11.5  Governing Law.  The Amended Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of New York and construed accordingly.

11.6  Termination of Amended Plan.  The Amended Plan shall be effective on the date of the approval of the Amended Plan by the holders of a majority of the shares entitled to vote thereon, provided such approval is obtained within 12 months after the date of adoption of the Amended Plan by the Board. Awards may be granted under the Amended Plan at any time and from time to time on or prior to March 10, 2008, on which date the Amended Plan will expire except as to Awards and related share appreciation rights then outstanding under the Amended Plan. Such outstanding Awards and stock appreciation rights shall remain in effect until they have been exercised or terminated, or have expired.

11.7  Captions.  The captions in this Amended Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.